EXHIBIT 10.13
AMENDED AND RESTATED INVESTMENT SUB-ADVISORY AGREEMENT
               THIS AMENDED AND RESTATED INVESTMENT SUB-ADVISORY AGREEMENT (the “Agreement”), is made and entered into as of this 13th day of February 2006, by and between Attalus Capital, L.L.C. (the “Manager”), a Delaware limited liability company, and National Investment Services Inc. (the “Sub-Adviser”), a corporation organized under the laws of the State of Wisconsin.
          WHEREAS, the Manager and the Sub-Adviser desire to amend and restate the Investment Sub-Advisory Agreement that was entered into by the parties on March      , 2004 in accordance with the terms hereof; and
               WHEREAS, the Manager has sponsored the structuring and establishment of the Attalus Multi-Strategy Fund, Ltd. (the “Fund”), an investment fund registered with the Cayman Islands Monetary Authority of the Cayman Islands, and has entered into an Amended and Restated Investment Advisory Management Agreement, dated January 1, 2005, with the Fund, pursuant to which the Manager provides primary investment advisory, management and administration services to the Fund; and
               WHEREAS, as the Manager to the Fund, the Manager furnishes the Fund with certain advisory services and management services, and furnishes and pays the expenses of the Fund for certain other services designated herein; and
               WHEREAS, the Sub-Adviser is willing to provide certain services designated herein to the Manager, and the Manager and the Sub-Adviser believe that such an arrangement will be to their mutual benefit; and

               WHEREAS, the Manager wishes to appoint the Sub-Adviser as the Sub-Adviser of the Fund in accordance with the terms and conditions set forth herein;
               NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
          1. Appointment of Sub-Adviser. The Manager hereby appoints the Sub-Adviser as the Sub-Adviser of the Fund with the responsibilities and duties, and in accordance with the terms and conditions, set forth herein. The Sub-Adviser shall, at the request of the Manager, execute such consents or other documents as may be necessary or appropriate to enable the Manager to exercise its authority as the Manager with respect to the Fund.
          2. Manager’s Duties and Powers. The Manager shall have the following duties and responsibilities under this Agreement:
               a. The Manager shall have the sole authority and duty to make all investment and other decisions on behalf of the Fund.
               b. Should the Manager identify a potential Taft Hartley asset, the Manager will notify the Sub-Adviser and on a case by case basis both the Manager and the Sub-Adviser will make a determination if such potential Taft Hartley asset will be pursued exclusively by the Manager, the Sub-Adviser or a joint effort by both the Manager and Sub-Adviser. Should it be agreed that the Manager will pursue such a potential Taft Hartley asset without the assistance of the Sub-Adviser and the Sub-Adviser is not required to provide any duties under Section 3 of this Agreement with respect to such assets, the Manager will not be obligated to pay a Fee (as defined below) to the Sub-Adviser.
          3. Sub-Adviser’s Duties and Powers. The Sub-Adviser is specifically engaged to assist the Manager with regard to the identification of specific assets with a focus on Taft Hartley assets to invest within the Fund (the “Assets”). At the onset of a potential new client, when such investment would be included in the Assets for the purposes of this Agreement, the Sub-Adviser will notify the Manager in writing or by e-mail at least five (5) business days in advance of the date of the identification of any specific Assets, and provide to the Manager a complete description of the potential client (including information relating to the suitability for such investment by the potential client) and such other information reasonably requested by the Manager. Thereafter, the Manager will notify the Sub-Adviser via email or in writing within five (5) business days from the date of the Manager’s receipt of the Sub-Adviser’s notice of the potential client, that it will include the potential client in the Assets, should they invest. The Sub-Adviser shall have the following duties and responsibilities under this Agreement:
          a. The Sub-Adviser shall provide the Manager with advice on potential investment issues that might arise that are specific to the Assets;
          b. As reasonably requested by the Manager, the Sub-Adviser shall provide support to the Manager in preparing marketing and reporting material for the Assets and shall assist the Manager in road shows or other marketing presentations with respect to new Assets for the Fund; and
          c. Make available such employees of the Sub-Adviser for such periods as may be agreed upon by the Manager and the Sub-Adviser as may be reasonably needed by the Manager in the performance of its advisory and management functions.
          4. Compensation of Sub-Adviser. In consideration of services to be rendered by the Sub-Adviser to the Fund pursuant to this Agreement, the Manager, shall pay to the Sub-Adviser a fee (the “Fee”) as described on Schedule A. In addition, the Sub-Adviser acknowledges:
          a. In the event that the overall management fee is renegotiated by a client, both the Manager and Sub-Adviser will re-address the fee sharing arrangements.
          b. The management fee paid to the Manager will not be less than 0.90% per annum.
          c. The Fee will be reduced by 50% when the Sub-Adviser is not present with the Manager at a-final presentation to a targeted prospective client, but performs other services to assist the Manager with respect to the-Assets.
          d. If the Manager independently identifies an Asset without the assistance of the Sub-Adviser and the Sub-Adviser is not required to provide any services under Section 3 of this Agreement in connection with such Asset, the Manager is not obligated to pay the Fee to the Sub-Adviser.
          Payment to the Sub-Adviser will be based on the agreed upon fee sharing arrangement and calculated on the net asset value of the Assets within the Fund, accrued monthly and paid quarterly in arrears, within thirty (30) days after the Manager has received its management fee in regards to the Assets that the Sub-Adviser was specifically engaged to assist the Manager.
          5. Term of Agreement and Termination of Agreement. This Agreement shall become effective as of the first above written date. Either party may terminate this Agreement upon 30 days written notice to the other party. Termination of this Agreement pursuant to this section shall be without payment of any penalty. Any termination of this Agreement shall not affect the status, obligations or liabilities of any party to the other party which either arose prior to termination or which by its nature or the terms thereof, survive termination provided that the Sub-Adviser continues to provide services as described in section 3 of the Agreement to the Asset.
          6. Notice. Any notice under this Agreement shall be in writing, addressed and delivered or mailed postage prepaid to the other party at such address as such other party may designate for the receipt of such notice. Until further notice to the other party, it is agreed that the address of the Manager shall be 2929 Arch Street, Suite 1500, Philadelphia, PA 19104, and the Sub-Adviser shall be 777 E. Wisconsin Avenue, Suite 2350; Milwaukee, WI 53202-5306.
           7. Limited Scope of-Agreement. Nothing contained in this Agreement shall be construed to preclude Manager or Sub-Adviser or any company affiliated with either of them from offering its management or advisory services to any person other than the Fund or other investment companies jointly sponsored by the Manager and Sub-Adviser or to in any way limit its sponsorship of investment companies regardless of the investment policies of such companies or their similarity to the policies of the Fund or other investment companies jointly sponsored by the Manager and Sub-Adviser.
          8. Representations and Warranties. Each party hereto represents and warrants to the other party hereto that, as of the date hereof:
          a. Such party is a corporation or company duly organized,
          validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation, and has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now conducted;
          b. Such party has all requisite power, authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder;
          c. Such party has taken all actions necessary to authorize it to enter into and perform its obligations under this Agreement, and this Agreement is a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy laws and any other similar laws affecting the rights and remedies of creditors generally and by general principles of equity;
          d. Neither the execution and delivery of this Agreement by such party, not the performance of such party’s obligations hereunder, will conflict with, or result in a breach of, or constitute a default under, any provision of the Articles of Incorporation, Articles of Organization, other charter document or bye-laws of such party, or any law, rule, regulation, judgment, order, or decree of any court, arbitrator or governmental agency or instrumentality, or of any contract, agreement or instrument to which it is a party or subject, or by which its property is bound or affected;
          e. No authorization, approval or consent of any person is required in connection with such party’s execution and delivery of this Agreement and performance of its obligations hereunder; and
          f. There is no suit, arbitration, or legal, administrative or other proceeding or governmental investigation pending or, to the best knowledge of such party, threatened against such party respecting such party’s consummation of the transactions described herein.
          9. Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof There are no representations, warranties, promises, covenants or understandings other than those expressly set forth herein. This Agreement may be amended only by a written document executed by the parties hereto with the same formalities as accompanied the execution of this Agreement.
          10. Severability of Provisions. If any provisions of this Agreement should be declared invalid or unenforceable, such invalidity or unenforceability shall not affect the other provisions of this Agreement, it being agreed that such provisions are severable and that this Agreement shall be construed in all respects as if such invalid or unenforceable provisions were omitted.
          11. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware irrespective of any forum in which any action concerning this Agreement may be brought.

          12. Arbitration of Disputes. Except with respect to any matter relating to a breach of Section 16 hereof, any controversy or claim arising out of or in connection with this Agreement, any breach of this Agreement, or any disagreements or disputes as to the meaning or interpretation of this Agreement, or the performance or non-performance of any of the terms or provisions hereof, shall be settled by arbitration in Philadelphia, Pennsylvania in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.
          13. Limitation of Liability.
          a. Sub-Adviser will not be liable to Manager for any error of judgment or for any loss suffered by Manager in connection with the performance of its obligations under this Agreement, except a loss resulting from breach of this Agreement, or a loss resulting from willful misfeasance, bad faith or gross negligence on the Sub- Adviser’s part in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby.
          b. Manager will not be liable to Sub-Adviser for any error of judgment or for any loss suffered by Sub-Adviser in connection with the performance of its obligations under this Agreement, except a loss resulting from breach of this Agreement, or a loss resulting from willful misfeasance, bad faith or gross negligence on Manager’s part in the performance of its duties or from reckless disregard of its obligations and duties under this Agreement, except as may otherwise be provided under provisions of applicable state law which cannot be waived or modified hereby.

          14. Indemnification.
          a. Manager agrees to indemnify and hold harmless Sub- Adviser and each person, if any, who controls Sub-Adviser, its members, managers, employees, affiliates and agents against any and all loss, liability, claim, damage and expense, including but not limited to attorneys’ fees, as incurred, arising out of or based upon the breach of any provision of this Agreement by Manager, the inaccuracy of any of the representations made by Manager under this Agreement, and any failure on the part of Manager to carry out its duties under this Agreement.
          b. Manager will give prompt notice to Sub-Adviser of any action commenced against it in respect of which indemnity may be sought hereunder.
          c. Sub-Adviser will give prompt notice to Manager of any action commenced against it in respect of which indemnity may be sought hereunder.
          d. Sub-Adviser agrees to indemnify and hold harmless Manager and each person, if any, who controls Manager, its shareholders, directors, employees, affiliates and agents against any and all loss, liability, claim, damage and expense, including but not limited to attorneys’ fees, as incurred arising out of or based upon the breach of any provisions of this Agreement by Sub-Adviser, the inaccuracy of any of the representations made by Sub-Adviser under this Agreement, and any failure on the part of Sub-Adviser to carry out its duties under this Agreement.

          15. Assignment. Neither party, without written consent of the other, may assign any of the rights or obligations under this Agreement.
          16. Confidentiality.
          a. Subject to the duty of Manager and Sub-Adviser to comply with the applicable law, including any demand of any regulatory or taxing authority having jurisdiction, the parties hereto will treat as confidential all information-pertaining to Assets. Whether or not designated as confidential and information provided by one party to another prior to the date hereof. Notwithstanding anything to the contrary set forth herein, information shall not be deemed confidential if it is (i) published or otherwise becomes public or within the public domain through no act or failure to act by the party receiving the information; (ii) known to the receiving party at the time of disclosure to such receiving party without a violation of applicable law; and (iii) subsequently acquired by the receiving party from a third party who has a bona fide right to make such information available without restriction; (iv) information shown by the receiving party to be independently developed by the receiving party without reference to, and independently of, any disclosures made by the disclosing party to the receiving party.
          b. If Manager prepares standard written materials for public distribution that describes its services or programs and mentions Sub-Adviser, Manager will provide Sub-Adviser with copies of such materials for Sub-Adviser’s approval (which shall not be unreasonably withheld) prior to their use. Manager agrees that it will not give any information or make any representations concerning Sub-Adviser or in connection with the sale of Sub-Adviser’s investment advisory services, other than those contained in any written, audio or audio-visual materials prepared or approved by Sub-Adviser for use in connection with the sale of services.
          c. If Sub-Adviser prepares standard written materials for public distribution that describes its services or programs and mentions Manager, Sub-Adviser will provide Manager with copies of such materials for Manager’s approval (which shall not be unreasonably withheld) prior to their use. Sub-Adviser agrees that it will not give any information or make any representations concerning Manager or in connection with the sale of Manager’s investment advisory services, other than those contained in any written, audio or audio-visual materials prepared or approved by Manager for use in connection with the sale of services.
          d. Each party acknowledges that the disclosure of confidential information by a party receiving such information may suffer immediate and irreparable harm to its goodwill and its business that will not be compensable by damages alone if a party which receives confidential information thereafter discloses such information in violation of this Agreement and in such event the party whose confidential information has been disclosed by the other party shall not have a remedy at law and thus, shall be entitled to obtain a temporary, preliminary and permanent injunction to prevent or restrain any actual or threatened breach of this Section 16. Such injunctive relief shall be in addition to and not in limitation of any other rights, remedies or damages available at law or in equity arising out of a breach of this section.

          IN WITNESS WHEREOF, each of the parties hereto has entered into this Agreement as of the day and year first above written.

Attalus Capital, L.L.C.
By	/s/ PATRICK EGAN
	Name:	PATRICK EGAN
	Title:	CEO

National Investment Services, Inc.
By	/s/ LARRY HASLEE
	Name:	LARRY HASLEE
	Title:	Vice President

Schedule A
Fee Schedule